Exhibit 10.6

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES 1 15
2. AMENDMENT/MODIFICATION NO 0017	3. EFFECTIVE DATE See Block 16C	4. REQUISITION/PURCHASE REQ NO	5. PROJECT NO. (if applicable.),
6. ISSUED BY CODE ASPR - BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201	ASPR - BARDA	7 ADMINISTERED BY (if other than Item 6) CODE ASPR-BARDA 330 Independence Ave, SW, Rm G640 Washington DC 20201		ASPR-BARDA02

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) SIGA TECHNOLOGIES, INC. 1385150 SIGA TECHNOLOGIES, INC. 35 E 6 35 E 62ND ST NEW YORK NY 100658014		(x)	9A. AMENDMENT OF SOLICITATION NO
9B. DATED (SEE ITEM 11)
		x	10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201100001C
10B. DATED (SEE ITEM 13) 05/13/2011
CODE 1385150	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
□The above numbered solicitation is amended as set forth In Item 14. The hour and data specified for receipt of Offers □ is extended. □ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning ___ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF•YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required.) Net Decrease: -$3,837,909.85 See Schedule
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO : (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUM8ERBD CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.243-2; Changes – Cost Reimbursement and FAR 1.605-1 - Mutual Agreement of the Parties
D. OTHER (Specify type of modification and authority.)
E. IMPORTANT: Contractor □ is not. □X is required to sign this document and return ___1___ copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Tax ID Number: 13-3864870
DONS Number: 932651516
PURPOSE: This modification is to remove expiring funds and to update the Statement of Work Objectives and Section J Attachment 13.

FUNDS ALLOTED PRIOR TO MOD #17 $522,320,688.00
FUNDS REMOVED WITH MOD #17 - $3,837,909.85
TOTAL FUNDS ALLOTED TO DATE $518,482,778.15 (Changed)

EXPIRATION DATE: September 24, 2020 (Unchanged)
CONTRACT FUNDED THROUGH September 24, 2020 (Unchanged)
Continued . . .

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print.) Phillip L. Gomez, III CEO		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print.) ELIZABETH STEINER
15B. CONTRACTOR/OFFEROR /s/ Phillip L. Gomez, III (Signature of person authorized to sign.)	15C. DATE SIGNED 28 Sep 2018	16B. UNITED STATES OF AMERICA /s/ Elizabeth Steiner (Signature of contracting officer.		16. DATE SIGNED 9/28/18

NSN 754041. 152-8070        STANDARD FORM 30 (REV. 1043.3)
Previous edition unusable        Prescribed by GSA
FAR (48 CFR) 53 243

Exhibit 10.6

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201100001C/0017			PAGE OF PAGES 2 15
NAME OF OFFEROR OR CONTRACTOR SIGA TECHNOLOGIES, INC. 1385150
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
1) The following revision is made to CLINs 1-5, 7-9 & 0017 and also CLIN 0007 Mod 2 under this modification:

All remaining funds in CLINs 1-5, 7-9 & 0017 and also CLIN 0007 Mod 2 are being deobligated in full due to the funds expiring. The amount of decrease for CLINs 1-9 & 0017 is $3,048,548.21 and the amount of decrease for CLIN 0007 Mod 2 is $789,361.64.

This change reduces the overall contract value from Not to Exceed $522,320,688.00 to Not to Exceed $518,482,778.15, a decrease of $3,837,909.85 (overall contract value).

2) Section C – Statement of Objectives (SOO) and Section J attachment 13 are replaced in full.
All other terms and conditions of contract HHSO100201100001C remain unchanged. FOB: Destination Period of Performance: 06/28/2016 to 09/24/2020
Change Item 1 to read as follows (amount shown is the obligated amount):

1	Smallpox Antiviral Drug for the Strategic National Stockpile CAN 1990001				-3,048,548.21

Delivery: 05/13/2011
Delivery Location Code: OS-BARDA-SWITZER
OS-BARDA-SWITZER
330 Independence Ave, SW, Rm G644
Washington DC 20201 US
Amount: $429,606,374.79
Accounting Info:
2011.199001.26402 Appr. Yr.: 2011 CAN: 1990001 Object Class: 26402
Funded: -$3,048,548.21

Delivery Location Code: HHS/OS/ASPR HHS/OS/ASPR 200 C St SW Washington DC 20201 US Amount: $2,082,082.00 Accounting Info: 2016.1992016.25103 Appr. Yr.: 2016 CAN: 1992016 Object Class: 25103 Funded: $0.00
Delivery Location Code: HHS/OS/ASPR HHS/OS/ASPR 200 C St SW Washington DC 20201 US Amount: $230,902.00 Accounting Info: 2018.199TWNP.26201 Appr. Yr.: 2018 CAN: 199 TWNP Object Class: 26201 Funded: $0.00
Change Item 2 to read as follows (amount shown is the obligated amount): Continued . . .

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201100023C/0018			PAGE OF PAGES 3 15
NAME OF OFFEROR OR CONTRACTOR SIGA TECHNOLOGIES, INC. 1385150
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
2	ST-246 Smallpox Antiviral Expanded Utility and Additional Indications				-789,361.64

Delivery: 08/15/2011
Delivery Location Code: OS-BARDA-SWITZER
OS-BARDA-SWITZER
330 Independence Ave, SW, Rm G644
Washington DC 20201 US
Amount: $1,792,033.36
Accounting Info:
2011.1992002.25106 Appr. Yr.: 2011 CAN: 1992002 Object Class: 25106
Funded: -$789,361.64

Section C.Statement Of Objectives (SOO)
C.1.    General Objectives
Independently, and not as an agent of the USG, the Contractor shall furnish all the necessary services, qualified personnel, materials, supplies, equipment, facilities, transportation and travel not otherwise provided by the USG as required to fulfill the programmatic objectives.

C.1.1.
The Contractor shall provide 1,700,000 courses of a smallpox antiviral drug for the treatment of individuals who are symptomatic and/or diagnosed with smallpox disease. The antiviral shall be delivered to the CDC/SNS within the anticipated period of performance of the base contract (5 years). At the government’s sole discretion the base year period may be extended, during performance, pursuant to the additional time parameters set forth in the Project Bio Shield Act of 2004.

C.1.1.1	The Contractor has agreed to provide BARDA with 300,000 additional courses above the 1,700,000 course of smallpox antiviral drug as more fully described in C.1.1. at no additional cost. (CLIN 0022)

C.1.2.
The Contractor shall provide a highly cost-effective, orally available smallpox antiviral drug. The FDP shall be packaged in unit-of-use bottles or other approved packaging to provide for the most cost-effective product life-cycle value and performance, and to allow for ease of distribution and use during a declared emergency.

C.1.3.
The smallpox antiviral drug shall require a maximum treatment course of 3 doses per day administered for up to 21 days and shall have an expiry period of no less than 60 months (from date of manufacture), with a minimum of 56 months remaining when delivered to the CDC/SNS. (CLIN 0012)

C.1.4.
C.1.4. The smallpox antiviral drug shall be developed for potential pre-approval use during a declared emergency under an EUA and ultimate approval by the U.S. Food and Drug Administration (FDA). Please consult http://www.fda.gov/oc/guidance/emergencyuse.html for information concerning EUA. The information and data needed to support this potential use will be determined by the FDA. The Contractor should note that the submission to support potential use under an EUA will be submitted by the CDC/SNS, and the Contractor shall be obligated to supply the CDC/SNS with the data needed to support such a submission, including a right of reference to the Contractor’s Investigational New Drug (IND) application that contains the supporting data.

C.1.5.	The initial approved label indication shall be for treatment of smallpox disease for symptomatic adults (18-64 years general population).

NSN 7540-01-152-8067        OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

Exhibit 10.6

C.2.    Chemistry, Manufacturing, Control (CMC) Objectives

C.2.1.
The Contractor shall deliver 1,700,000 treatment courses of FDP, manufactured using a validated process in accordance with cGMP, to the CDC/SNS. The Contractor shall validate critical assays required for Bulk Drug Substance (BDS) and Final Drug Product (FDP) release and stability testing. The FDP shall fulfill the requirements as determined by the FDA for the potential use of the antiviral drug during a declared emergency under an EUA. The antiviral drug shall also be approved in accordance with FDA regulations for the treatment of symptomatic adults.

C.2.2.
The Contractor shall facilitate cGMP site visits or inspections, as recommended by FDA, at the time of production of FDP lots destined for the CDC/SNS, should the FDA determine that this is warranted. In addition, the Contractor shall facilitate site visits or audits deemed necessary by BARDA.

C.2.3.
The Contractor shall develop a stability testing plan in consultation with FDA, CDC/SNS, and BARDA, for IND and FDA-approved product delivered to the CDC/SNS. The plan shall maximize the useable life of the smallpox antiviral product through periodic stability testing. The Contractor shall validate critical assays required for Bulk Drug Substance (BDS) and FDP release and stability testing. The Contractor shall also conduct stability studies on the BDS (stored by Contractor) and FDP lots placed in the CDC/SNS in conformance with FDA requirements throughout the contract lifetime. Testing shall be performed in accordance with current regulatory guidelines to support expiry dating of no less than 60 months (from date of manufacture), with options available to extend expiry dating to 84 months.

C.2.4.
The Contractor shall develop a labeling strategy in consultation with FDA, CDC/SNS, and BARDA to allow for ease of transition from IND to approved product. The labeling strategy shall be submitted to FDA, CDC/SNS, and the BARDA COTR far enough in advance of labeled product being delivered to the CDC/SNS to allow for a complete review and concurrence by CDC/SNS and FDA. For additional information, the Contractor may consult the FDA labeling regulations as outlined in 21 CFR 610.68.

C.2.5.
The Contractor shall develop and implement a plan to extend the age range for which the antiviral drug is indicated, which shall include the treatment of pediatric populations. The Contractor shall develop a concept plan and commence initial development in support of a therapeutic indication in the pediatric population. Statement of Work acceptance is due within six (6) months of award. Work is subject to Contract Officer Authorization (COA). (CLIN 0017 and 0007)

C.3.    Reserved

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

C.4.    Regulatory, Non-Clinical, and Clinical Objectives

C.4.1.
The Contractor shall submit evidence of an effective Quality Management System (QMS). The Contractor shall ensure that the QMS incorporate all aspects of the proposal to fulfill the project objectives of the contract.

C.4.2.
The Contractor shall develop, submit, and execute non-clinical and clinical study protocols, as determined by FDA, to support the potential use of the product in adults during a declared emergency under an EUA. FDA’s current thinking is presented in the Draft Guidance for Industry, Smallpox (Variola) Infection: Developing Drugs for Treatment or Prevention, Docket No. 2007D-0439.

C.4.3.
The Contractor shall inform BARDA of all communications with the FDA. The Contractor shall include the BARDA COTR and subject matter experts as observers, in all scheduled phone calls or face-to-face meetings with the FDA.

C.4.4.
Sufficient non-clinical and clinical study data shall be presented to support the use of the product per its intended label indication and in accordance with FDA guidance. The Contractor shall carry out an assessment of bioavailability in animals and humans.

C.4.4.1
The Contractor shall look to the FDA for assistance in the identification of parameters for validation of critical assays to support an EUA and subsequent approval of the product. In addition to studies performed in accordance with FDA guidance, the Contractor should include plans for or results from completed Phase II studies under an IND to evaluate the safety and pharmacokinetics of the smallpox antiviral drug, Plans for or results from completed therapeutic intervention studies in a post-challenge NHP model following lethal dose (5 x 10[7] pfu via intravenous challenge) of monkeypox virus, and data to support efficacy against variola virus challenge in NHPs as required for therapeutic indication.

C.4.4.2
Contractor should identify contingency studies that may be required to fulfill FDA requirements. The Contractor will evaluate product efficacy in any additional orthopox/NHP model that will provide further information in support of approval from the FDA.

C.4.4.3
The Contractor shall develop, submit, and execute non-clinical plans to demonstrate efficacy under the Animal Efficacy Rule and human safety and pharmacokinetic studies adequate to support FDA approval. The FDA has published “Approval of Biological Products when Human Efficacy Studies are not Ethical or Feasible” [21 CFR 601 Subpart H, as well as 21 CFR 314 Subpart I for New Drugs]. This rule, known simply as the “Animal Rule,” was designed to permit approval or licensing of drugs and biologics that are intended to reduce or prevent serious or life-threatening conditions caused by exposure to biological, chemical,

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

radiological, or nuclear substances. This rule amends the new drug and biological product regulations to identify the information needed to provide substantial evidence of the efficacy of new drug and biological products when human efficacy studies are not ethical and field trials are not feasible. The new rule does not address the need for human safety and pharmacokinetic data, which still must be established. When the Contractor develops plans for studies under the Animal Rule, the plans and studies shall be designed in consultation with appropriate USG agencies, and the data from these studies should support FDA approval of the antiviral product, as well as the potential use of the product in adults during a declared emergency under EUA. Approval will initially be sought for therapeutic treatment of symptomatic adults, followed by contract options for potential label extensions and new formulations for expanded clinical usage. Further, these plans shall include studies to demonstrate safety and efficacy of an optimized dosing regimen, based on supporting data to justify such usage.

C.4.5.
In addition, as mandated under the Animal Rule, the Contractor shall develop a Phase 4 post-marketing plan to continue monitoring usage of the antiviral drug to collect information about its effects in various populations and any side effects associated with its actual use. This “post-marketing plan” shall describe, in general terms, the method of collection of human safety and efficacy data when the product is used in the event of a declared emergency. The Phase 4 post-marketing plan may be revised in consultation with BARDA, FDA, and CDC/SNS post-contract award. (CLIN 0005)

C.4.6.
The Contractor shall create a Target Product Profile (TPP) that will be further defined through discussion and negotiation with the COTR and updated periodically as development proceeds. See “Guidance for Industry and Review Staff: Target Product Profile-A Strategic Development Process Tool”, CDER, March 2007 at www.fda.gov/cder/guidance/6910dft.htm.

C.5.    Shipment, Storage, and Disposition Objectives

C.5.1.
The Contractor shall develop a plan that ensures product will be stored and shipped in compliance with cGMP. Plans should include appropriate shipping validation plans and studies and should include appropriate temperature monitoring during shipment. Particular attention should be placed on determining which, if any, USG and/or foreign country permits/documents will be required for shipment of product to the CDC/SNS. The USG will assume responsibility for long-term storage and emergency distribution of finished product once product is delivered to the CDC/SNS.

C.5.2.
The Contractor shall develop a quality control/quality assurance monitoring plan that shall ensure appropriate storage conditions of the product until it is approved. The Contractor shall be required to enter into a Quality Agreement with the CDC/

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

SNS after contract award. In addition, this Quality Agreement shall outline the responsibilities of both the Contractor and the USG (i.e., CDC/SNS-Quality Control and BARDA) for product shipping, receiving, and storage. These documents shall be drafted and signed by all parties prior to the transport and storage of the product.

C.5.3.
The Contractor shall develop a delivery schedule that meets the objectives of this Contract. The Contractor shall propose an optimum product delivery schedule that maximizes the level of product in the CDC/SNS over the duration of the contract. The Contractor may be required to store FDP at an appropriate cGMP compliant facility until release testing is complete. The Contractor shall propose a delivery schedule that may not exceed 1 delivery per month. Thirty (30) days of advance notice and Contracting Officers Authorization is required prior to shipment to the CDC/SNS. In the event of a public health emergency, the Contracting Officer may waive (in writing) the requirement of only 1 delivery per month and (30) days of advance notice.

C.5.4.
At the discretion of the USG and independent of quality testing conducted by the Contractor, the USG reserves the right to conduct inspections and collect samples of product held by the Contractor and in the CDC/SNS.

C.5.5.	The USG may exercise an optional CLIN to continue activities to extend the age range for which the antiviral drug is indicated and to include the treatment of pediatric populations. (CLIN 0021)

C.5.6.
The Contractor shall develop a concept plan to conduct studies to extend the range of ages for which the approved antiviral drug is indicated. If the options are exercised, the Contractor shall implement the proposed plan to seek extension of the indicated age range.

C.5.7.
The Contractor shall develop a concept plan to conduct studies to include a therapeutic indication in the geriatric population. If the option is exercised, the Contractor shall implement the proposed plan to include a therapeutic indication in the geriatric population. (CLIN 0018)

C.5.8.
Upon expiration or termination (including partial termination) of this contract, the USG may effect final distribution of any smallpox antiviral remaining in storage at the Contractor’s facility or at the SNS. The Contractor shall implement disposition of the product ONLY after receiving a COA letter from the contracting officer.

C.6.    Project Management & Risk Mitigation Objectives

C.6.1.	Integrated Master Plan

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

C.6.1.1
The Contractor shall provide an Integrated Master Project Plan (including tabular and Gantt forms) to BARDA that clearly indicate the critical path to support an EUA and product approval. Attention should be placed on the amount of time that will be needed by the USG (BARDA, FDA, and CDC) for review of critical documentation. The Contractor shall integrate to demonstrate interdependencies among all CLINS. The Integrated Master Project Plan shall be incorporated into the contract, and will be used to monitor performance of the contract.

C.6.1.2	Critical Path Milestones

C.6.1.2.1
The Integrated Master Project Plan shall outline key, critical path milestones, with “Go/No Go” decision criteria (entrance and exit criteria for each phase of the project). The project plan should include, but not be limited to, milestones in manufacturing, non-clinical and clinical studies, regulatory submissions, and delivery of product to the SNS.

C.6.1.3	Work Breakdown Structure

C.6.1.3.1
BARDA has provided a Contract Work Breakdown Structure (CWBS) template in Section J and Contractor shall further delineate the CWBS to Level 5 as part of their Integrated Master Project Plan. The WBS shall be discernable and consistent. BARDA may require Contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task.

C.6.2.	Risk Mitigation Plan/Matrix

C.6.2.1
The Contractor shall develop and maintain a risk management plan as outlined in section F.3 that highlights potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans. This plan should reference relevant WBS/SOW elements where appropriate. The USG has provided a Risk Mitigation Matrix template in Section J to be completed by any prospective Contractor.

C.6.3.	Earned Value Management System Plan

C.6.3.1	Earned Value Management System Plan: Subject to the requirements under HHSAR Clause 352.234-3, the Contractor shall use principles of

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

Earned Value Management System (EVMS) in the management of this contract. The Seven Principles are:

I.	Plan all work scope for the program to completion.

II.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.

III.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control Changes to the baseline.

IV.	Use actual cost incurred and recorded in accomplishing the work performed.

V.	Objectively assess accomplishments at the work performance level.

VI.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.

VII.	Use earned value information in the company’s management processes.

Elements of EVMS shall be applied to all CLINs as part of the Integrated Master Project Plan, the Contractor shall submit a written summary of the management procedures that it will establish, maintain and use to comply with EVMS requirements.

C.6.4.	Performance Measurement Baseline Review (PMBR):

C.6.4.1
Performance Measurement Baseline Review (PMBR): The Contractor shall submit a plan for a PMBR to occur within 90 days of contract award. At the PMBR, the Contractor and BARDA shall mutually agree upon the budget, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. The PMBR is conducted to achieve confidence that the baselines accurately capture the entire technical scope of work, are consistent with contract schedule requirements, are reasonably and logically planned, and have adequate resources assigned. The goals of the PMBR are as FOLLOWS:

1.	Jointly assess areas such as the Contractor’s planning for complete coverage of the SOW, logical scheduling of the work activities, adequate resources, and identification of inherent risks

2.	Confirm the integrity of the Performance Measurement Baseline (PMB)

3.	Foster the use of EVM as a means of communication

4.	Provide confidence in the validity of Contractor reporting

5.	Identify risks associated with the PMB

6.	Present any revised PMBs for approval

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

7.
Present an Integrated Master Schedule: The Contractor shall deliver an initial program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks. This IMS will be agreed to and finalized at the PMBR. DI-MGM T-81650 may be referenced as guidance in creation of the IMS (see http://www.acq.osd.mil/pm/ ).

8.	Present the Risk Management Plan

C.6.5.	Integrated Master Schedule

C.6.5.1
The Contractor shall submit as outlined in Section F.3.3 (Deliverable #5) an updated Integrated Master Schedule in a format agreed upon by BARDA to the Project Officer and the Contracting Officer for approval prior to the initiation of any activities related to the implementation of these plans. The Integrated Master Schedule shall be incorporated into the contract, and will be used to monitor performance of the contract. The Contractor shall include the key milestones and Go/No Go decision gates. The Contractor will include BARDA Portfolio Management Milestones in their IMS and provide monthly updates within their IMS. This IMS shall include the following fields at a minimum; baseline start and finish, forecast start and finish; actual start and finish, predecessor and/or successor. The Contractor shall deliver the Integrated master Schedule, viewed at the work package level in MS Project file format

C.6.6.	Earned Value Contract Performance Report (EV-CPR)

C.6.6.1
The Contractor shall deliver an Earned Value Contract Performance Report (CPR) on a monthly basis per the instruction in DI-MGMT-81466A (see http://www.acq.osd.mil/pm/ ). Contractor shall provide Format I, Format 3, and Format 5 only. Format 1 will be reported at the Work Breakdown Structure level agreed to by BARDA and the Contractor.

C.6.6.2
EV Variance thresholds will be negotiated with the Contractor post-award but for planning purposes will likely be (+/-10%). In conjunction with the CPR, the Contractor shall provide a monthly update to the IMS with up to date performance data and should include actual start/finish and projected start/finish dates.

C.6.6.3
The supplemental monthly CAP report shall contain, at the work package level, time phased budget (budgeted cost of work scheduled (BCWS)), earned value (budgeted cost of work performed (BCWP)) and actual costs of work performed (ACWP) as captured in Contractor’s EVM systems.

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

C.6.7.
The Contractor shall participate in regular meetings to coordinate and oversee the contracting effort as requested by the COTR. Such meetings may include, but are not limited to, meetings of all Contractors to discuss study designs, site visits to the Contractor’s and/or subcontractor’s facilities, and meetings with individual Contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program. Quarterly meetings between the Program team and Contractor will occur at the Contractor’s site. The Contractor shall provide data, reports, and presentations to groups of outside experts and USG personnel and Government-contracted subject matter experts as required by the BARDA COTR in order to facilitate review of contract activities.

C.6.8.
The Contractor shall provide a list of individuals to serve as primary and secondary points of contact who will be available 24 hours a day, seven days a week, to be notified in case of a public health emergency.

C.6.9.	The Contractor shall provide a security plan as outlined in Section J.
C.7.    Optional CLIN Objectives

C.7.1.	The USG may exercise an optional CLIN to increase the expiry period of the product to 84 months (from date of manufacture).

C.7.1.1
The Contractor shall develop a plan to conduct stability testing on BDS and FDP in conformance with FDA requirements to extend expiry dating to 84 months (from date of manufacture), and seek approval to extend the expiry dating period as appropriate. If the option is exercised, the Contractor shall implement the proposed plan to seek extended expiration dating. (CLIN 0011)

C.7.1.2	The Contractor shall develop and implement a plan to address any FDA labeling requirements, such as re-labeling product, associated with obtaining 84 -month expiration dating. (CLIN 0013)

C.7.2.	[redacted]*

C.7.3.	BARDA may exercise an optional CLIN to extend the label indication to include an intravenous (I.V.) formulation. (CLIN 0016)

C.7.3.1
The Contractor shall develop a concept plan to conduct post-approval studies to extend the label indication to include an I.V. formulation for the treatment of severely ill individuals. If the option is exercised, the Contractor shall implement the proposed plan to seek label extension to include an I.V. formulation.

C.7.4.	BARDA may exercise an optional CLIN to extend the label indication to include post event prophylactic use. (CLIN 0019)

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

C.7.4.1
The Contractor shall develop a concept plan to conduct human and animal studies to extend the label indication to include prophylactic use of the antiviral in individuals contraindicated for vaccination, either in place of vaccination or in combination with vaccination to reduce the side effects of the live vaccine. If the option is exercised, the Contractor shall implement the proposed plan to seek label extension to include prophylactic use in vaccine-contraindicated populations.

C.7.6.	The USG may exercise an option for the Contractor to maintain a cGMP warm‑base manufacturing capability. (CLIN 0020)

C.7.6.1
The Contractor shall submit a plan to produce, release, maintain, and monitor the minimum number of lots per year of BD S, and to fill/finish the corresponding lot(s) of FDP, at a commercial scale to maintain antiviral drug cGMP capability (warm-base) for the life of the contract extension. Should the government decide to exercise the warm-base option then later exercise options for additional doses. The warm-base price shall be decremented from the Warm Base price per dose.

C.7.7.
BARDA may exercise an option to implement the Phase 4 post-marketing commitment plan, as described in Section C.4.5., to collect human safety and efficacy data when the product is used in the event of a declared emergency. (CLIN 00010)

C.7.8.
Additional Clinical and Non-Clinical Studies (CLIN 00015): Additional clinical or non-clinical studies shall be included as an optional Cost plus CLIN with a Not-To-Exceed value. The scope of work is as follows: Upon award, the Contractor shall conduct additional clinical or non-clinical studies necessary to achieve an approved CDER label indication for treatment of symptomatic adults with a smallpox infection. Modifications to this CLIN are likely due to the regulatory uncertainty of drug approval under the animal rule. Exercise of this optional CLIN will be subject to the time parameters set forth in the Project BioShield Act and determination by BARDA of a change within the scope of the Contract. (CLIN 0015)

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

C.8.    Delivery Schedule

C.8.1.	Contractor shall propose a delivery schedule that may be subject to negotiation. The schedule for delivery of the smallpox antiviral drug shall be set forth in Section F.6 of this contract.
C.9.    Reporting Requirements
See section F.3 for specific reporting requirements.

C.9.1.
Performance of the contract will be monitored by the COTR and CO on a regular basis via teleconference every two weeks, monthly reports, and quarterly basis via site visits. The Contracting Officer will be responsible for inspection and acceptance of product; the COTR and CO will be responsible for conducting an annual performance evaluation, and facilitating the Project Coordination Team (PCT).

C.9.2.
Monitoring of the development contract will be based on periodic reporting by the Contractor. Reporting requirements and deliverables will be supplemented by quarterly visits to relevant development, manufacturing or administrative sites. The first “kick-off” site visit will be convened within 30 days of contract award to review HHS procedures, processes and expectations, as well as Contractor’s development data and plans. Program assessment will be performed by qualified subject matter experts in clinical development, engineering, manufacturing, quality control, regulatory affairs, etc.

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.

Section J.    Attachment 13
ST-246® Smallpox Antiviral:
Development of an ST-246® Oral Formulation Suitable for Dosing Population Unable to
Swallow Capsules Contract: HHSO100201100001C
CLIN 0017 and 0007
Statement of Work

The Government reserves the right to modify the milestones, progress, schedule, budget, or product to add or delete products, process, or schedule as need may arise. Because of the nature of Contract Line Item Number (CLIN 0017 and 0007) and complexities inherent in this and prior programs, at designated milestones the Government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. In any event, the Government reserves the right to change product, process, schedule, or event to add or delete part or all of these elements as the need arises subject to FAR 52.243-2 Changes - Cost - Reimbursement.
Statement of Work (SOW)
[redacted]*

* Certain material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately with the Securities and Exchange Commission.